Exhibit 2.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of September 17, 2013 (this “Amendment”), amends, supplements and modifies that certain Agreement and Plan of Merger dated as of June 28, 2013 (the “Agreement”), and is made by and between Peoples Financial Services Corp. (“Peoples”) and Penseco Financial Services Corporation (“Penseco”)(each a “Party”, all parties are collectively referred to as the “Parties”).

BACKGROUND

A. All capitalized terms used in this Amendment that are not otherwise defined shall have the same respective meanings as assigned to those terms in the Agreement.

B. The Parties are party to the Agreement, pursuant to which Penseco will merge with and into Peoples upon the terms and conditions of the Agreement.

C. The boards of directors of Peoples and Penseco, have each duly, as required by law and the Agreement, approved and adopted the execution and delivery of this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties, and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties intending to be legally bound hereby, do agree as follows:

1. Amendment to Section 1.02(e). Section 1.02(e) of the Agreement is hereby amended and modified to read in full and its entirety:

(e) Board of Directors and Officers of Peoples and the Resulting Subsidiary Bank.

(i) At the Effective Time, the total number of persons serving on the board of directors of the Surviving Corporation and the resulting Subsidiary bank shall be increased to fourteen (14). Six (6) of the fourteen (14) persons to serve initially on the board of directors of the Surviving Corporation at the Effective Time shall be selected by Peoples board of directors and eight (8) of the fourteen (14) persons shall be selected by the Penseco board of directors from among the current directors of Peoples and Penseco, respectively, who, except for executive officers, are independent directors, as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meet the eligibility requirements for a director under the Peoples bylaws, as amended pursuant to Section 1.02(d) above. The directors from each Peoples and Penseco shall be evenly distributed as close as possible among the three (3) classes, A, B, and C, of the Surviving Corporation after the Effective Time with two (2) classes having five (5) directors and one (1) class having four (4)

directors each to serve until their successors are duly elected and qualified in accordance with applicable law, the articles of incorporation, and the bylaws of Peoples, as amended pursuant to Section 1.02(d) above, as delineated on Exhibit 6 as may be amended pursuant to this Section 1.02(e).

(ii) In the event that, prior to the Effective Time, any person so selected to serve on the board of directors of the Surviving Corporation is unable or unwilling to serve in such position or, except for executive officers, does not meet the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, independence requirements, the respective board of directors from which such person was selected shall designate another person to serve in such person’s stead in accordance with the provisions of this Section 1.02(e) so long as such person, except for executive officers, is an independent director, as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meets the eligibility requirements for a director under the Peoples bylaws, as amended pursuant to Section 1.02(d) above and Exhibit 6 shall be deemed so amended to reflect such designation.

(iii) For each of the 2014, 2015 and 2016 annual meetings of shareholders of the Surviving Corporation, director nominees shall be selected, or recommended for the board of directors’ selection, by a nominating committee comprised solely of independent directors (the “Nominating Committee”), and more particularly as follows. With respect to any directorship held by an incumbent Continuing Peoples Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Peoples Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meets the requirements for a director under the Peoples bylaws, as amended pursuant to Section 1.02(d) above for election or reelection to such directorship. A “Continuing Peoples Director” shall mean any member of the board of directors of the Surviving Corporation who was a director of Peoples immediately prior to the Effective Time, or any other member of the board of directors of the Surviving Corporation who was nominated in accordance with the preceding sentence. With respect to any directorship held by an incumbent Continuing Penseco Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Penseco Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meets the requirements for a director under the Peoples bylaws, as amended pursuant to Section 1.02(d) above for election or reelection to such directorship. A “Continuing Penseco Director” shall mean any member of the board of directors of the Surviving Corporation who was a director of Penseco immediately prior to the Effective Time, or any other member of the board of directors of the Surviving Corporation who was nominated in accordance with the preceding sentence. Each person who serves as a director of the Surviving Corporation will be compensated in accordance with the policies of the Surviving Corporation. This Section 1.02(c) shall survive Closing and shall remain in effect for three (3) years immediately after the Effective Time in accordance with Exhibit 5, unless the board of directors of the Surviving Corporation shall determine otherwise upon the approval of at least 80% of the board of directors of the Surviving Corporation. For three (3) years immediately after the Effective Time, the Surviving Corporation board agrees to nominate and recommend for election by the shareholders the directors selected, nominated or appointed pursuant to and in furtherance of this Section 1.02(e) provided the individuals continue to meet the eligibility requirements under the Surviving Corporation bylaws and, except for executive officers, remain independent directors under the Nasdaq Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement. The directors of Peoples and Penseco agree that for three (3) years immediately after the Effective Time, to vote in a manner necessary so that the Surviving Corporation will vote, as sole shareholder of the resulting Subsidiary bank, for the directors nominated and recommended by the resulting Subsidiary bank, unless the board of directors of the Surviving Corporation after the Effective Time shall determine otherwise upon the approval of 80% of the directors of the entire board of directors of the Surviving Corporation.

(iv) For three (3) years immediately following the Effective Time, directors formerly of Peoples and Penseco shall have pro rata representation on all committees of the Surviving Corporation and its Subsidiaries based upon the representative number of directors of each party on the board of directors as provided in Section 1.02(e)(i) above, unless the board of directors of the Surviving Corporation, shall determine otherwise upon the approval of at least 80% of the board of directors of the Surviving Corporation. The bylaws of Peoples as amended and restated in Exhibit 5 shall provide for this provision. This Section 1.02(c)(iv) shall survive Closing and remain in effect for three (3) years.

(v) On the Effective Time, William E. Aubrey, II shall be the Chairman of the Board of the Surviving Corporation and, provided Mr. Aubrey remains a member of the board of directors of the Surviving Corporation, the Surviving Corporation board of directors shall continue to elect Mr. Aubrey at each organizational meeting of directors as Chairman until the 2017 Annual Meeting of Shareholders of Peoples unless the board of directors of the Surviving Corporation shall determine otherwise upon the approval of at least 80% of the board of directors of the Surviving Corporation. On the Effective Time, the following shall be among the executive officers of the Surviving Corporation:

(A) Craig W. Best - President and Chief Executive Officer

(B) Scott A. Seasock - Chief Financial Officer

(C) Debra E. Dissinger - Chief Operating Officer

Each executive officer of the Surviving Corporation shall hold office until his or her successor is appointed and qualified or otherwise in accordance with applicable law, the articles of incorporation, and the bylaws of the Surviving Corporation, and such person’s respective employment agreement.

2. Amendment to Section 4.24. Section 4.24 of the Agreement is hereby amended and modified to read in full and its entirety:

Section 4.24 Nasdaq or NYSE Listing. The parties covenant and agree to use their commercially reasonable best efforts to maintain a listing for trading of Peoples Common Stock on the NASDAQ Global Market or New York Stock Exchange at or as soon as reasonably practical after the Effective Time unless the board of directors of the Surviving Corporation determine otherwise upon the approval of at least 80% of the directors.

3. Amendment to Exhibit 5. Article 10, Section 10.3 of Exhibit 5 to the Agreement entitled the Bylaws of Peoples Financial Services Corp. is hereby amended and modified to read in full and its entirety:

Section 10.3.

(a) At the consummation of the merger (the “Effective Time”) of Penseco Financial Services Corporation (“Penseco”) with and into the Corporation (the “Merger”), the total number of persons serving on the board of directors of the Corporation shall be fourteen (14). Six (6) of the fourteen (14) persons to serve initially on the board of directors of the Corporation at the Effective Time shall be selected by Peoples board of directors and eight (8) of the fourteen (14) persons shall be selected by the Penseco board of directors from among the current directors of Peoples and Penseco, respectively, who, except for executive officers, are independent directors, as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meet the eligibility requirements for a director under the Corporation’s bylaws. The directors from each Peoples and Penseco shall be evenly distributed as close as possible among the three (3) classes, A, B, and C, of the Corporation after the Effective Time with two (2) classes having five (5) directors and one (1) class having four (4) directors each to serve until their successors are duly elected and qualified in accordance with applicable law, the articles of incorporation, and the bylaws of the Corporation.

(b) For three (3) years immediately after the Effective Time, unless the board of directors of the Corporation shall determine otherwise upon the approval of at least 80% of the board of directors of the Corporation, director nominees shall be selected, or recommended for the board of directors’ selection, by a nominating committee comprised solely of independent directors (the “Nominating Committee”), and more particularly as follows. With respect to any directorship held by an incumbent Continuing Peoples Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Peoples Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meets the requirements for a director under the Corporation’s bylaws for election or reelection to such directorship. A “Continuing Peoples Director” shall mean any member of the board of directors of the Corporation who was a director of Peoples immediately prior to the Effective Time, or any other member of the board of directors of the Corporation who was nominated in accordance with the preceding sentence. With respect to any directorship held by an incumbent Continuing Penseco Director whose term is expiring at any such meeting, a subcommittee of the Nominations Committee comprised solely of Continuing Penseco Directors shall select, or recommend for the board’s selection, a director nominee who, except for executive officers, is an independent director as provided in the NASDAQ Stock Market Marketplace Rules or the New York Stock Exchange Listed Company Manual, as applicable according to the exchange selected pursuant to Section 4.24 of the Agreement, and who meets the requirements for a director under the Corporation’s bylaws above for election or reelection to such directorship. A “Continuing Penseco Director” shall mean any member of the board of directors of the Surviving Corporation who was a director of Penseco immediately prior to the Effective Time, or any other member of the board of directors of the Corporation who was nominated in accordance with the preceding sentence.

4. Reaffirmation of Agreement as Amended. The Agreement remains in full force and effect as amended, modified, and supplemented by this Amendment. This Amendment shall be an amendment and modification as contemplated in Section 7.03 of the Agreement.

5. Captions. The captions contained in this Amendment are for reference purposes only and are not part of this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. A facsimile, electronic, or similar reproduction of a signature by one or any of the undersigned shall be treated as an execution in writing for purposes of the execution of this Amendment.

7. Severability. If any provision of this Amendment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

9. Entire Agreement; Amendments. The Agreement and this Amendment (together with the Exhibits, Annexes and Schedules referenced herein) together embody the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof. The Agreement and this Amendment and the agreements contained herein may be amended or modified only by an instrument of equal formality signed by the Parties or their duly authorized agents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

ATTEST:	PEOPLES FINANCIAL SERVICES CORP.

	By	/s/ Alan W. Dakey
Alan W. Dakey
President and Chief Executive Officer

ATTEST:	PENSECO FINANCIAL SERVICES CORPORATION

	By	/s/ Craig W. Best
Craig W. Best
President and Chief Executive Officer